Exhibit 99.4

Return to:

Cohen and Acampora

Eight Frontage Road

East Haven, CT 06512

RELEASE

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETING: Know Ye, New Haven Bank, does hereby release and discharge a certain mortgage from Sachem Capital Corp. to New Haven Bank dated November 12, 2021 and recorded in the Land Records of the Town of Branford, County of New Haven and State of Connecticut in Book 1332, at Page 591; to which reference may be had: the indebtedness or other obligation secured thereby having been satisfied.

IN WITNESS WHEREOF, Richard Venditto of New Haven Bank., has hereunto set his hand this 28th day of February, 2023.

Signed and Delivered
in the Presence of:	New Haven Bank

/s/William [surname is illegible]	/s/ Richard Venditto
William [surname is illegible]	By: Richard Venditto,
Assistant Vice-President

/s/ Emma Delascasas	/s/ Richard Venditto
Emma Delascasas	By: Richard Venditto,
Assistant Vice-President

STATE OF CONNECTICUT	)
) ss. New Haven
COUNTY OF NEW HAVEN	)

The foregoing instrument was acknowledged before me this 28th day of February, 2023 by Richard Venditto, on behalf of New Haven Bank., duly authorized, as his free act and deed and the free act and deed of New Haven Bank.

/s/ Iris Velazquez
Notary Public